UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2014
J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code: (972) 431-1000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)    On February 13, 2014, J. C. Penney Company, Inc. (the “Company”) issued a press release announcing that Edward J. Record, 45, has been elected as Executive Vice President and Chief Financial Officer of the Company, effective March 24, 2014. Mr. Record succeeds Kenneth H. Hannah, who will remain Chief Financial Officer through that date.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Record is joining the Company from Stage Stores, Inc., where he served as Chief Operating Officer since February 2010. He previously served as Chief Financial Officer of Stage Stores from September 2007 to February 2010 and was Executive Vice President and Chief Administrative Officer from May 2007 to September 2007. Mr. Record was Senior Vice President of Finance of Kohl’s Corporation from October 2005 to May 2007. He previously served as Senior Vice President of Finance and Controller of Belk, Inc. from April 2005 to October 2005 and Senior Vice President and Controller of Belk from June 2002 to April 2005.

Mr. Record and the Company entered into a letter agreement describing certain terms of his employment, including base salary, target incentive award opportunity, restricted stock unit award and signing bonus, all as further described below. As an executive officer of the Company, Mr. Record will be eligible to enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10(ii)(ab) to the Company’s Annual Report on Form 10-K for the fiscal year ended January 26, 2002, to participate in the 2011 Change in Control Plan for J. C. Penney Corporation, Inc., a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 14, 2011, to enter into an Executive Termination Pay Agreement, a copy of which is filed herewith, and to receive the other benefits described in the letter agreement, a copy of which is filed herewith and incorporated herein by reference.

Mr. Record and the Company have not entered into an employment agreement. There are no arrangements or understandings between Mr. Record and any other person pursuant to which he was elected as an executive officer of the Company.

Mr. Record’s base salary is $750,000 and his target incentive award opportunity percentage under the J. C. Penney Corporation, Inc. Management Incentive Compensation Program is 75% of his base salary; provided that for fiscal 2014, Mr. Record will receive a cash incentive award equal to no less than 50% of his pro-rated target incentive award opportunity based on the date his employment with the Company commences. Mr. Record will be eligible to participate in the Company’s annual Long-Term Incentive Award Program. He will also receive a grant of restricted stock units valued at $2,000,000 on the third full trading date following the release of the Company’s earnings for the current fiscal quarter and a one-time cash signing bonus of $1,500,000. His restricted stock unit award and signing bonus are in relinquishment of certain benefits and compensation provided by his previous employer and as an inducement to join the Company.

(e)    On December 3, 2013, the Company’s Board of Directors approved amendments to the Company’s form of Executive Termination Pay Agreement (“ETPA”), which is described in the 2013 Proxy Statement filed with the Securities and Exchange Commission on April 2, 2013. The amendments primarily reflect changes to the vesting of equity awards upon the termination of an executive’s employment other than for cause. The amended and restated ETPA is effective for eligible executive officers hired on or after December 3, 2013. A copy of the amended and restated ETPA is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibit 10.1    Letter Agreement between J. C. Penney Company, Inc. and Edward J.
Record

Exhibit 10.2    Form of Executive Termination Pay Agreement, as amended and restated
effective December 3, 2013

Exhibit 99.1    J. C. Penney Company, Inc. News Release issued February 13, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By: /s/ Janet Dhillon
Janet Dhillon
Executive Vice President,
General Counsel and Secretary

Date: February 18, 2014

EXHIBIT INDEX

Exhibit Number    Description

10.1        Letter Agreement between J. C. Penney Company, Inc. and
Edward J. Record

10.2        Form of Executive Termination Pay Agreement, as amended and restated effective December 3, 2013

99.1        J. C. Penney Company, Inc. News Release issued February 13, 2014